Exhibit 5.1
PILLSBURY WINTHROP SHAW PITTMAN LLP
2475 Hanover Street
Palo Alto, California 94304
May 21, 2007
Genomic Health, Inc.
301 Penobscot Drive
Redwood City, California 94063
Ladies and Gentlemen:
We are acting as counsel for Genomic Health, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933 (the “Act”) of 3,450,000 shares of Common Stock, par value $0.0001 per share, of the Company (the “Shares”), all of which are authorized but heretofore unissued shares to be offered and sold by the Company (including 450,000 Shares subject to the underwriters’ over-allotment option), pursuant to the Registration Statement on Form S-3 (File No. 333-141946) filed by the Company with the Securities and Exchange Commission (the “Commission) on April 6, 2007, as amended by Amendment No. 1 thereto (the “Registration Statement”) and related prospectus, dated April 26, 2007 (the “Prospectus”), and the preliminary prospectus supplement (subject to completion), dated May 14, 2007 and prospectus supplement, dated May 21, 2007, relating to the Shares, filed or to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act (collectively, the “Prospectus Supplement”).
We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement, the Prospectus, and the Prospectus Supplement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable. This opinion is limited to matters governed by the General Corporation Law of the State of Delaware.
We hereby consent to the filing of this opinion as an exhibit to a Form 8-K incorporated by reference in the Registration Statement and to the use of our name under the captions “Legal Matters” in the Prospectus Supplement and the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Pillsbury Winthrop Shaw Pittman LLP